Registration No. 333-___________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                               ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                               ZOMAX INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

      Minnesota                                               41-1833089
  (State or Other Juris-                                   (I.R.S. Employer
 diction of Incorporation                               Identification Number)
    or Organization)


                                5353 Nathan Lane
                            Plymouth, Minnesota 55442
              (Address of Principal Executive Office and Zip Code)


                    Zomax Incorporated 1996 Stock Option Plan
                            (Full Title of the Plan)

                                James T. Anderson
                      Chairman and Chief Executive Officer
                               Zomax Incorporated
                                5353 Nathan Lane
                            Plymouth, Minnesota 55442
                                 (612) 473-6262
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                                 Melodie R. Rose
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402



                         CALCULATION OF REGISTRATION FEE

======================== ====================== ====================== ====================== ======================
                                                                             Proposed
                                                  Proposed Maximum            Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)          Per Share(2)         Offering Price(2)      Registration Fee
======================== ====================== ====================== ====================== ======================
  Options to Purchase
Common Stock under the
1996 Stock Option Plan
                              Indefinite               $ 0.00                 $ 0.00                 $ 0.00
 Common Stock issuable
   upon exercise of
 options granted under
 the 1996 Stock Option
         Plan
                           1,200,000 shares            $17.25               $20,700,000              $5,465
                                                                                                     ------
        TOTAL:
                                                                                                     $5,465
======================== ====================== ====================== ====================== ======================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on July 24, 2000.



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         The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1996 Stock Option Plan. The contents of the Registrant's Registration Statements on Form S-8, Reg.
No. 333-06133 and No. 333-81491, are incorporated herein by reference.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth and State of Minnesota, on the 26th day of July, 2000.


                                     ZOMAX INCORPORATED
                                     (the "Registrant")



                                     By  /s/ James T. Anderson
                                          James T. Anderson, Chairman and
                                          Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                               (Power of Attorney)

         Each of the undersigned constitutes and appoints James T. Anderson and James E. Flaherty his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Zomax Incorporated relating to the Company's 1996 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                      Title                            Date


 /s/ James T. Anderson         Chairman, Chief Executive           July 26, 2000
James T. Anderson              Officer and Director
                               (principal executive officer)


 /s/ Anthony Angelini          President, Chief Operating          July 26, 2000
Anthony Angelini               Officer and Director



 /s/ James E. Flaherty         Chief Financial Officer             July 26, 2000
James E. Flaherty              and Secretary
                               (principal financial and
                               accounting officer)


 /s/ Phillip T. Levin          Director                            July 26, 2000
Phillip T. Levin


 /s/ Janice Ozzello Wilcox     Director                            July 26, 2000
Janice Ozzello Wilcox


 /s/ Robert Ezrilov            Director                            July 26, 2000
Robert Ezrilov


 /s/ Howard P. Liszt           Director                            July 26, 2000
Howard P. Liszt

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                               ZOMAX INCORPORATED


                         Form S-8 Registration Statement



                           E X H I B I T    I N D E X


Exhibit
Number   Exhibit Description

 5       Opinion and Consent of counsel re securities under the 1996 Stock
         Option Plan
23.1     Consent of counsel (See Exhibit 5)
23.2     Consent of independent public accountants
24       Power of attorney (See Signature Page)